SUB-ITEM 77H

As of September 30, 2012, the following entity owned 25% or more of the voting securities of MFS Mid Cap Value Fund:

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|PERSON/ENTITY               |PERCENTAGE|
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|MFS MODERATE ALLOCATION FUND|25.31%    |
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